Exhibit 10.9

[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Private & Confidential	Execution Version
Dated 30 November2023

BREAKAWAY THREE, LTD.
(as Borrower)

NCL CORPORATION LTD.
(as Parent)

NCL INTERNATIONAL, LTD.
(as Shareholder)

NCL (BAHAMAS) LTD.
(as Charterer)

THE LENDERS LISTED IN Schedule 1
(as Lenders)

KFW IPEX-BANK GMBH
(as Facility Agent)

KFW IPEX-BANK GMBH
(as Hermes Agent)

KFW IPEX-BANK GMBH
(as Bookrunner)

KFW IPEX-BANK GMBH
(as Initial Mandated Lead Arranger)

KFW IPEX-BANK GMBH
(as Collateral Agent)

and

KFW IPEX-BANK GMBH
(as CIRR Agent)

SIXTH SUPPLEMENTAL AGREEMENT

RELATING TO THE SECURED CREDIT AGREEMENT
DATED 12 OCTOBER 2012 AS MOST RECENTLY AMENDED AND RESTATED ON 15 JUNE 2023 AND AS FURTHER AMENDED ON 23 OCTOBER 2023 FOR THE DOLLAR EQUIVALENT OF UP TO €590,478,870 PRE AND POST DELIVERY FINANCE FOR HULL NO. [*]

UK-#754069385v2

Contents

ClausePage

1Definitions2

2Agreement of the Finance Parties3

3Amendments to Relevant Documents3

4Representations and warranties4

5Conditions5

6Confirmations5

7Fees, costs and expenses6

8Miscellaneous and notices7

9Applicable law7

Schedule 1 The Lenders8

Schedule 2 Conditions precedent to Effective Date9

Schedule 3 Form of Effective Date Notice11

Schedule 4 Amendments to the Relevant Documents11

THIS SIXTH SUPPLEMENTAL AGREEMENT is dated 30 November 2023 and made BETWEEN:

(1)	BREAKAWAY THREE, LTD., a Bermuda company with its registered office at Park Place, 55 Par La Ville Road, Third Floor, Hamilton HM11, Bermuda (the Borrower);
(2)	NCL CORPORATION LTD., a company incorporated under the laws of Bermuda and having its registered office at Park Place, 55 Par La Ville Road, Third Floor, Hamilton HM11, Bermuda as guarantor (the Parent);
(3)	NCL INTERNATIONAL, LTD., a company incorporated under the laws of Bermuda and having its registered office at Park Place, 55 Par La Ville Road, Third Floor, Hamilton HM11, Bermuda as shareholder (the Shareholder);
(4)	NCL (BAHAMAS) LTD., an exempted company incorporated in Bermuda with its registered office at Park Place, 55 Par La Ville Road, Hamilton HM11, Bermuda as bareboat charterer (the Charterer);
(5)	THE LENDERS particulars of which are set out in Schedule 1 (The Lenders) as lenders (collectively the Lenders and each individually a Lender);
(6)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as facility agent (the Facility Agent);
(7)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as Hermes agent (the Hermes Agent);
(8)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as bookrunner (the Bookrunner);
(9)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as initial mandated lead arranger (the Initial Mandated Lead Arranger);
(10)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as collateral agent for itself and the Lenders (as hereinafter defined) (the Collateral Agent); and
(11)	KFW IPEX-BANK GMBH of Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Germany as CIRR agent (the CIRR Agent).

WHEREAS:

(A)	This Agreement is supplemental to a credit agreement dated 12 October 2012 as most recently amended and restated on 15 June 2023 and as further amended on 23 October 2023 (the Original Credit Agreement) made between, amongst others, the Borrower, the banks named therein as lenders and the Facility Agent, where the Lenders granted to the Borrower a secured loan in the maximum amount of the dollar equivalent of up to Euro five hundred and ninety million four hundred and seventy eight thousand eight hundred and seventy (€590,478,870) (the Loan) for the purpose of enabling the Borrower to finance (among other things) the construction of the Vessel (as such term is defined in the Original Credit Agreement) on the terms and conditions therein contained.
(B)	The Borrower and the Parent have requested that the Original Credit Agreement and the Tripartite General Assignment be amended on the basis set out in this Agreement and the Lenders have agreed to such amendment.

NOW IT IS HEREBY AGREED as follows:

1	Definitions
1.1	Defined expressions

Words and expressions defined in the Original Credit Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions
In this Agreement, unless the context otherwise requires:
Credit Agreement means the Original Credit Agreement as amended by this Agreement;
Effective Date means the date on which the Facility Agent notifies the Borrower and the Lenders in writing substantially in the form set out in Schedule 3 (Form of Effective Date Notice) that the Facility Agent has received the documents and evidence specified in clause 5.1 (Documents and evidence), clause 5.2 (General conditions precedent) and Schedule 2 (Conditions precedent to Effective Date) in a form and substance reasonably satisfactory to it (and provided that the Facility Agent shall be under no obligation to give the notification if a Default or a mandatory prepayment event under Section 4.02 of the Credit Agreement shall have occurred);
Finance Party means the Facility Agent, the Hermes Agent, the Collateral Agent, the CIRR Agent or a Lender;
Obligor means the Borrower, the Parent, the Shareholder and the Charterer;
Original Tripartite General Assignment means the general assignment dated 23 October 2023 and made between the Borrower as owner, the Charterer as bareboat charterer and the Collateral Agent;
Relevant Documents means the Original Credit Agreement and the Original Tripartite General Assignment; and
Tripartite General Assignment means the Original Tripartite General Assignment as amended by this Agreement.
1.3	References

References in:

(a)	this Agreement to Sections of the Credit Agreement are to the Sections of the Original Credit Agreement;
(b)	references in the Original Credit Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Original Credit Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Original Credit Agreement, shall be construed accordingly;
(c)	references in the Original Tripartite General Assignment to "this Assignment" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Original Tripartite General Assignment as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Original Tripartite General Assignment, shall be construed accordingly; and

(d)	this Agreement to any defined terms shall have meanings to be equally applicable to both the singular and plural forms of the terms defined and references to this Agreement or any other document (or to any specified provision of this Agreement or any other document) shall be construed as references to this Agreement, that provision or that document as from time to time amended, restated, supplemented and/or novated.
1.4	Clause headings

The headings of the several clauses and sub-clauses of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

1.5	Electronic signing

The parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the parties authorise each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

1.6	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement unless expressly provided to the contrary in this Agreement.  Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

2	Agreement of the Finance Parties

The Finance Parties, relying upon the representations and warranties on the part of the Obligors contained in clause 4 (Representations and warranties), agree with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment of the conditions contained in clause 5 (Conditions) and Schedule 2 (Conditions precedent to Effective Date), the Relevant Documents shall be amended on the terms set out in clause 3 (Amendments to Relevant Documents).

3	Amendments to Relevant Documents
3.1	Amendments

Each Relevant Document shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 4 (Amendments to the Relevant Documents) and (as so amended) and will continue to be binding upon the parties to it in accordance with its terms as so amended.

3.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Relevant Documents shall continue in full force and effect and each Relevant Document and this Agreement shall be read and construed as one instrument.

4	Representations and warranties
4.1	Primary representations and warranties

Each of the Obligors represents and warrants to the Finance Parties that:

(a)	Power and authority

it has the power to enter into and perform this Agreement and the transactions contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such transactions.  This Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms and in entering into this Agreement, it is acting on its own account;

(b)	No violation

the entry into and performance of this Agreement and the transactions contemplated hereby do not and will not conflict with:

(i)	any law or regulation or any official or judicial order; or
(ii)	its constitutional documents; or
(iii)	any agreement or document to which any member of the NCLC Group is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any Lien on it or its assets pursuant to the provisions of any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Agreement and the transactions and documents contemplated hereby and thereby will not render invalid, void or voidable any security granted by it to the Collateral Agent;
(c)	Governmental approvals

all authorisations, approvals, consents, licenses, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

(d)	Fees, governing law and enforcement

no fees or taxes, including, without limitation, stamp, transaction, registration or similar taxes, are required to be paid to ensure the legality, validity, or enforceability of this Agreement. The choice of the laws of England as set forth in this Agreement is a valid choice of law, and the irrevocable submission by each Obligor to jurisdiction and consent to service of process and, where necessary, appointment by such Obligor of an agent for service of process, as set forth in this Agreement, is legal, valid, binding and effective;

(e)	True and complete disclosure

each Obligor has fully disclosed in writing to the Facility Agent all facts relating to such Obligor which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement; and

(f)	Equal treatment

the terms of this Agreement and the amendments to be made to the Original Credit Agreement pursuant to this Agreement are substantially the same terms and amendments as those set out or to be set out in an amendment agreement to each other financial contract or financial document relating to any existing Indebtedness for Borrowed Money with the support of any ECA in existence as at the date of this Agreement and each of the Obligors undertakes that it shall on or before the Effective Date (or as soon as reasonably practicable thereafter) enter into an amendment agreement (with such amendments being on substantially the same terms as those set out in this Agreement and the Credit Agreement (as applicable) to each other financial contract or financial document relating to any existing Indebtedness for Borrowed Money with the support of any ECA in existence as at the date of this Agreement in order to substantially reflect the amendments to be made to the Original Credit Agreement pursuant to this Agreement.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 (Primary representations and warranties) of this Agreement shall be deemed to be repeated by the Obligors on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions
5.1	Documents and evidence

The agreement of the Finance Parties referred to in clause 2 (Agreement of the Finance Parties) shall be further subject to the receipt by the Facility Agent or its duly authorised representative of the documents and evidence specified in Schedule 2 (Conditions precedent to Effective Date) in each case, in form and substance reasonably satisfactory to the Facility Agent and its lawyers.

5.2	General conditions precedent

The agreement of the Finance Parties referred to in clause 2 (Agreement of the Finance Parties) shall be further subject to:

(a)	the representations and warranties in clause 4 (Representations and warranties) being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and
(b)	no Event of Default or Default having occurred and continuing at the time of the Effective Date.
5.3	Conditions subsequent

The Borrower undertakes as soon as possible (but in any event within 10 days of the Effective Date) to deliver to the Facility Agent copies of the financing statements (Form UCC-1 or the equivalent) and the search results (Form UCC-11) prepared, filed and/or obtained by the Borrower’s counsel, Kirkland & Ellis LLP, to the extent required, in connection with the amendment of the Relevant Documents pursuant to this Agreement.

5.4	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Finance Parties and may be waived by the Finance Parties in whole or in part with or without conditions.

6	Confirmations
6.1	Guarantee

The Parent as guarantor hereby confirms its consent to the amendments to the Relevant Documents contained in this Agreement and agrees that the guarantee and indemnity provided in Section 15 (Parent Guaranty) of the Original Credit Agreement, and the obligations of the

Parent as guarantor thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to the Relevant Documents contained in this Agreement.

6.2	Credit Documents

Each Obligor further acknowledges and agrees, for the avoidance of doubt, that:

(a)	each of the Credit Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Relevant Documents by this Agreement;
(b)	each of the Security Documents (in the case of the Tripartite General Assignment, as amended by this Agreement) to which it is a party shall remain in full force and effect as security for the obligations of the Borrower under the Credit Agreement; and
(c)	with effect from the Effective Date, references in the Credit Documents to which it is a party to (i) the Credit Agreement shall henceforth be references to the Original Credit Agreement as amended by this Agreement and as from time to time hereafter amended and (ii) the Tripartite General Assignment shall henceforth be references to the Original Tripartite General Assignment as amended by this Agreement and as from time to time hereafter amended.
7	Fees, costs and expenses
7.1	Costs and expenses

The Borrower agrees to pay on demand:

(a)	all reasonable and documented expenses (including external legal and out-of-pocket expenses and disbursements) incurred by the Facility Agent or the Hermes Agent in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and of any amendment or extension of or the granting of any waiver or consent under this Agreement;
(b)	all reasonable and documented expenses (including external legal and out-of-pocket expenses and disbursements) incurred by the CIRR Representative and any Lender in connection with the preparation, execution, delivery and administration, modification and amendment of any Refinancing Agreement and any security or other documents executed or to be executed and delivered as a consequence of the parties entering into this Agreement and any other documents to be delivered under this Agreement; and
(c)	all expenses (including legal and out-of-pocket expenses) incurred by the Finance Parties in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or otherwise in respect of the monies owing and obligations incurred under this Agreement, and all such costs and expenses shall be paid with interest at the rate referred to in Section 2.06 (Interest) of the Credit Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.2	Value Added Tax

All fees and expenses payable pursuant to this clause 7 shall be paid together with VAT or any similar tax (if any) properly chargeable thereon.

7.3	Stamp and other duties

The Borrower agrees to pay to the Facility Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Facility Agent) imposed on or in connection with this Agreement and shall indemnify the Facility Agent against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8	Miscellaneous and notices
8.1	Notices

The provisions of Section 14.03 (Notices) of the Credit Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein with all necessary changes.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Further assurance

The provisions of Section 9.10(a) (Further Assurances) of the Credit Agreement shall extend and apply to this Agreement as if the same were expressly stated herein with all necessary changes.

9	Applicable law
9.1	Law

This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

9.2	Exclusive jurisdiction and service of process

The provisions of Section 14.07(b) and (c) (Governing Law; Exclusive Jurisdiction of English Courts; Service of Process) and Section 16 (Bail-In) of the Credit Agreement shall apply to this Agreement as if the same were expressly stated herein with all necessary changes.

This Agreement has been executed on the date stated at the beginning of this Agreement.

Schedule 1

Schedule 2

Schedule 3

Schedule 4
Amendments to the Relevant Documents

Original Credit Agreement

With effect on and from the Effective Date the Original Credit Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

1	In Section 1 (Definitions and Accounting Terms), the following definitions shall be added in alphabetical order:
(a)	"Sixth Supplemental Agreement" means the amendment to this Agreement dated 30 November 2023 between, amongst others, the Borrower, the Facility Agent and the Collateral Agent.
2	In Section 1 (Definitions and Accounting Terms), the definitions of “Credit Documents and “Permitted Intercompany Arrangements” shall be deleted and replaced as follows:
(a)	“Credit Documents” shall mean this Agreement, any Fee Letters, each Security Document, the Security Trust Deed, any Transfer Certificate, any Assignment Agreement, the Interaction Agreement, the Amendment Letter, the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Fifth Supplemental Agreement, the Sixth Supplemental Agreement and, after the execution and delivery thereof, each additional guaranty or additional security document executed pursuant to Section 9.10, any Compounded Reference Rate Supplement and any Compounding Methodology Supplement
(b)	“Permitted Intercompany Arrangements” shall mean any Indebtedness between members of the NCLC Group or operating arrangement between them which from an accounting perspective has the effect of Indebtedness.
1	Section 10.07 (Total Net Funded Debt to Total Capitalization) shall be deleted and replaced as follows:

Total Net Funded Debt to Total Capitalization.  The Parent will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than (u) until March 31, 2023, 0.93:1.00 at any time, (v) thereafter until June 30, 2023, 0.92:1.00 at any time, (w) thereafter until March 31, 2024, 0.91:1.00 at any time, (x) thereafter until June 30, 2024, 0.90:1.00 at any time, (y) thereafter until September 30, 2024, 0.88:1.00 at any time, (z) thereafter until March 31, 2025, 0.87:1.00 at any time, (uu) thereafter until June 30, 2025, 0.87:1.00 at any time, (vv) thereafter until September 30, 2025, 0.85:1.00 at any time, (ww) thereafter until March 31, 2026, 0.84:1.00 at any time, (xx) thereafter until June 30, 2026, 0.82:1.00 at any time, (yy) thereafter until December 31, 2026, 0.80:1.00 at any time, (zz) thereafter until March 31, 2027, 0.79:1.00 at any time, (uuu) thereafter until June 30, 2027, 0.77:1.00 at any time, (vvv) thereafter until September 30, 2027, 0.76:1.00 at any time, (www) thereafter until December 31, 2027, 0.75:1.00 at any time, (xxx) thereafter until March 31, 2028, 0.73:1.00 at any time, (zzz) thereafter until June 30, 2028, 0.72:1.00 at any time, and thereafter, 0.70:100 at any time.

Original Tripartite General Assignment

With effect on and from the Effective Date the Original Tripartite General Assignment shall be, and shall be deemed by this Agreement to be, amended as follows:

1	In clause 1.1 (Definitions and interpretation), the following definition shall be added in alphabetical order:

Collateral Instrument means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or the Bareboat Charterer or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind.

2	The words “Mortgage Period” in clause 3 (Restrictions and undertakings) shall be deleted and replaced with the words “Security Period”.
3	The words “this Agreement” in clause 13 (Further assurance) and clause 16.2 (Governing law and enforcement) shall be deleted and replaced with the words “this Assignment”.
4	The text “(a)” in clause 8.1(c) shall be deleted and replaced with the text “4”.
5	The following new clauses shall be inserted immediately after clause 9.4 (Continuing security):

9.5 If any discharge, release or arrangement (whether in respect of the obligations of any Credit Party or any security for those obligations or otherwise) is made by a Secured Creditor in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Owner and the Bareboat Charterer under, and the security constituted by, this Assignment will continue as if the discharge, release or arrangement had not occurred.

9.6

The obligations of the Bareboat Charterer under, and the security constituted by, this Assignment shall not be affected by any act, omission, matter or thing (whether or not known to it or any Secured Creditor) which, but for this clause, would reduce, release or prejudice any of such obligations or security including (without limitation):

(a)	any time, waiver or consent granted to, or composition with, any Credit Party or other person;
(b)	the release of any other Credit Party or any other person under the terms of any composition or arrangement with any creditor of any other Credit Party;
(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Credit Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)	any incapacity or lack of power, authority or legal personality of, or dissolution or change in the members or status of, an Credit Party or any other person;
(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Credit Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Credit Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Credit Document or any other document or security; or
(g)	any insolvency or similar proceedings.
9.7

Without prejudice to the generality of clause 9.6, the Bareboat Charterer expressly confirms that it intends that this Assignment and the security constituted by it shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Credit Documents and/or any facility or amount made available under any of the Credit Documents.

9.8

The Bareboat Charterer waives any right it may have of first requiring the Collateral Agent or any other Secured Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Bareboat Charterer under, or against the security constituted by, this Assignment. This waiver applies irrespective of any law or any provision of a Credit Document to the contrary.

9.9

Until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full, the Collateral Agent and each other Secured Creditor (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order it sees fit (whether against those amounts or otherwise) and the Bareboat Charterer shall not be entitled to the benefit of the same; and
(b)	hold in an interest-bearing suspense account any moneys received from the Bareboat Charterer or on account of its liability under this Assignment or from the security constituted by this Assignment.
9.10

Until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full and unless the Collateral Agent otherwise directs the Bareboat Charterer shall not exercise any rights which it may have by reason of performance by it of its obligations under the Credit Documents or the grant of the security constituted by, or by reason of any amount being payable, or liability arising, under, this Assignment:

(a)to be indemnified by another Credit Party;
(b)to claim any contribution from any other guarantor of any Credit Party's obligations under the Credit Documents;
(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Creditors under the Credit Documents or of any other guarantee or security taken pursuant to, or in connection with, the Credit Documents by any Secured Creditor;
(d)to bring legal or other proceedings for an order requiring any Credit Party to make any payment, or perform any obligation, in respect of which the Bareboat Charterer has given an undertaking or indemnity or granted security under this Assignment;
(e)to exercise any right of set-off against any other Credit Party; and/or
(f)to claim or prove as a creditor of any other Credit Party in competition with any Secured Creditor.

9.11

If the Bareboat Charterer receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Collateral Agent for application in accordance with clause 7 (Application of proceeds).  This only applies until all amounts which may be or become payable by the Credit Parties under or in connection with the Credit Documents have been irrevocably paid in full.

EXECUTION PAGES –
SIXTH SUPPLEMENTAL AGREEMENT
(HULL NO. S.[*] (NORWEGIAN ESCAPE))

The Borrower

EXECUTED as a DEED by as the duly authorised attorney-in-fact of BREAKAWAY THREE, LTD. in the presence of:	))))	/s/ Daniel S. Farkas
/s/ Jared Silberhorn ………………………………………………………. Name of witness: Jared Silberhorn Address: 7665 Corporate Center Drive, Miami, FL 33126		……………………………………………………….

The Parent

SIGNED by )/s/ Daniel S. Farkas
for and on behalf of )
NCL CORPORATION LTD.)….....................................
Authorised Signatory

The Shareholder

SIGNED by )/s/ Daniel S. Farkas
for and on behalf of )
NCL INTERNATIONAL, LTD.)........................................
Authorised Signatory

The Charterer

EXECUTED as a DEED by as the duly authorised attorney-in-fact of NCL (BAHAMAS) LTD. in the presence of:	))))	/s/ Daniel S. Farkas
/s/ Jared Silberhorn ………………………………………………………. Name of witness: Jared Silberhorn		……………………………………………………….

Address: 7665 Corporate Center Drive, Miami, FL 33126

EXECUTION PAGES –
SIXTH SUPPLEMENTAL AGREEMENT
(HULL NO. S.[*] (NORWEGIAN ESCAPE))

The Facility Agent

SIGNED by )/s/ Sarah Harvey
for and on behalf of )Attorney-in-Fact
KFW IPEX-BANK GMBH)….....................................
Authorised Signatory

The Hermes Agent

SIGNED by )/s/ Sarah Harvey
for and on behalf of )Attorney-in-Fact
KFW IPEX-BANK GMBH)….....................................
Authorised Signatory

The Collateral Agent

SIGNED by )/s/ Sarah Harvey
for and on behalf of )Attorney-in-Fact
KFW IPEX-BANK GMBH)........................................
Authorised Signatory

The CIRR Agent

SIGNED by )/s/ Sarah Harvey
for and on behalf of )Attorney-in-Fact
KFW IPEX-BANK GMBH)….....................................
Authorised Signatory

The Bookrunner

SIGNED by )/s/ Sarah Harvey
for and on behalf of )Attorney-in-Fact
KFW IPEX-BANK GMBH)….....................................
Authorised Signatory

The Initial Mandated Lead Arranger

SIGNED by )/s/ Sarah Harvey
for and on behalf of )Attorney-in-Fact
KFW IPEX-BANK GMBH)….....................................
Authorised Signatory

The Lenders

SIGNED by )/s/ Sarah Harvey
for and on behalf of )Attorney-in-Fact
KFW IPEX-BANK GMBH)........................................
Authorised Signatory